UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 1, 2018 (October 30, 2018)

Gladstone Commercial Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33097	02-0681276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information in Item 8.01 below is incorporated into this Item 3.02 by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the press release issued by the Company announcing the closing of the acquisition discussed in Item 8.01 below is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Events.

On October 30, 2018, Gladstone Commercial Corporation (the “Company”), through a wholly-owned subsidiary of Gladstone Commercial Limited Partnership (the “Operating Partnership”), completed its acquisition of certain real properties located in Sterling Heights, Michigan and Auburn Hills, Michigan, respectively, consisting of two industrial buildings, from an unrelated third party for total consideration of $21.3 million, net of acquisition costs, consisting of: (i) approximately $0.8 million in cash; (ii) approximately 743,000 units of limited partnership interests in the Operating Partnership (“OP Units”); and (iii) $6.9 million of assumed debt.

Following a one-year holding period, and in accordance with the terms and conditions set forth in the partnership agreement of the Operating Partnership, the holder of the OP Units will be entitled to cause the Company to redeem the OP Units for cash or, at the Company’s discretion, exchange the OP Units for shares of the Company’s common stock, par value $0.001 per share, on a one-for-one basis. The cash redemption amount per OP Unit would be based on the market price of a share of the Company’s common stock at the time of redemption.

The Company has elected to report early the potential private placement of its common stock (in relation to the aforementioned issuance of OP Units) that may occur if the holder elects to redeem their OP Units and the Company elects to assume the redemption obligation of the Operating Partnership and exchange OP Units for shares of common stock, as described above.

The issuance of OP Units (and possible future exchange thereof for shares of the Company’s common stock) will be consummated without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration in Section 4(a)(2) of the Securities Act for transactions not involving any public offering. No sales commission or other consideration will be paid in connection with such sale.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

November 1, 2018	By:	/s/ Michael Sodo
Michael Sodo Chief Financial Officer